Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
November 3rd , 2011

mBeach Software, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-159853	26-4742785
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

107 HASHMONAIM RD.
C/O MICHA AZOULAY CPA
TEL AVIV, ISRAEL 61202
 (Address of principal executive offices)

 +972-3-6353532
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's Business and Operations
Item 1.01- Entry into a Material Agreement

On October 26, 2011, we entered into a Consulting Agreement (the “Agreement”) with Wakabayashi Fund, LLC, a Japanese Limited Liability Company, ("Wakabayashi"), pursuant to which Wakabayashi will provide us with institutional market awareness and public relations services including serving as an investment banking liaison, obtaining write ups about our company and acting as an institutional public relations consultant (the “Services”) for a six month period starting the date of execution of the Agreement (the “term”).  The Agreement identifies a list of project activities included within the Services and those which are optional.

For the Services, yet to be rendered throughout the term, we agreed to issue to Wakabayashi a “Commencement Retainer” of 6,000,000 restricted shares of Common Stock of our company, as fully paid, validly issued and non-assessable. The shares will be delivered to Wakabayashi within five (5) business days of the signing of the Agreement.

The early termination of the Agreement by our company prior to the expiration of the Term, a merger or a take-over of our company prior to such date, will not constitute a cause for refund of the shares issued to Wakabayashi.

We agreed to not circumvent Wakabayashi with respect to any of its contacts approved by us for a period of 24 months from the date of execution.

Simultaneously, on October 26, 2011, we entered into a Consulting Agreement with Wakabayashi for assistance in raising a yet to be determined amount for working capital in exchange for a consulting fee of 7% of the funds raised.

* * *
This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “anticipate,” “expect,” “believe,” “continue,” “future,” “intend,” “plan,” “predict,” “project,” “target,” “opportunity,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, include, but are not limited to, statements about the ability of the Company to raise funding independently, the ability of the Company to provide from time to time raw data necessary for an effective public or investor relations campaign, the ability of Wakabayashi to lead effective public and investor relations campaigns, the risk that the Company may be acquired or merged prior to receiving all the consideration contracted for with Wakabayashi, the financial market conditions upon the release of periodical investor relations campaigns, and other business risks, such as: the future commercialization of SCS’ products, the market demand for these products and the proprietary protections the Company will obtain with regard to the technology all of which statements are subject to market risks, and the possibility that the Company will not be able to obtain patents protection, obtain FDA approval for the SCS product, or obtain sufficient customer demand. These statements are made based upon current expectations and actual results may differ from those projected due to a number of risks and uncertainties.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Number

10.1	Consulting Agreement, dated October 26th, 2011, by and between mBeach Software, Inc. and Wakabayashi Fund LLC.

99.1	Copy of mBeach Software, Inc.’s press release dated November 3rd , 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mBeach Software, Ltd.

By:	/s/ Yossi Biderman
Name: Yossi Biderman
Title: CEO

Date:  November 17 , 2011